SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Air Methods Corporation

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital Management LLC

Voce Capital LLC

J. Daniel Plants

Robert H. Fish

Gregory K. Guckes

William A. Mathies

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On February 15, 2017, Voce Capital Management LLC and its affiliates issued a (i) press release announcing that it intends to nominate four independent directors for election to the board of directors of Air Methods Corporation (the. “Company”) at the Company’s 2017 annual meeting of shareholders (the “Annual Meeting” and such press release, the “Press Release”) and (ii) corrected version of the Press Release. Copies of the corrected press release and the Press Release are filed herewith as Exhibit 1 and Exhibit 3, respectively.

Information regarding the Participants (as defined in Exhibit 2) in a solicitation of proxies of the shareholders of the Company in connection with the Annual Meeting is filed herewith as Exhibit 2.